Exhibit 99.1

For Immediate Release

Contact:
Martha R. Acworth, Senior Vice President/CMO

Salem Five Bank

978‑720‑5340

martha.acworth@salemfive.com

Robert Balletto, President/CEO

Georgetown Bancorp, Inc.

978‑352‑8600 ext. 1201

rballetto@georgetownbank.com

Salem Five Bancorp and Georgetown Bancorp, Inc.

Set Anticipated Merger Closing Date

Salem, MA and Georgetown, MA – May 11, 2017 – Salem Five Bancorp and Georgetown Bancorp, Inc. announced today that they expect to close their merger transaction on May 23, 2017.

About Salem Five Bancorp

Salem Five Bancorp is the parent company of Salem Five Bank (www.salemfive.com), a mutual institution founded in 1855 which designs and delivers sophisticated consumer and commercial banking products and services utilizing smart technology.  Salem Five’s products and services are designed from its core belief that, with the right tools and expert service, it is possible to make money less complicated and thereby make customers’ lives simpler and easier.   Among the first banks in the country to offer online banking, Salem Five continues to innovate, providing banking access wherever its customers need it: online, mobile, ATMs, offices, phone, email and more.  Salem Five is one of the largest Massachusetts-headquartered mutual savings banks with approximately $4.2 billion in assets and 30 retail branches in Essex, Middlesex, Suffolk and Norfolk counties. Deposits are insured through the FDIC and DIF. Salem Five Mortgage Company finances more homes statewide than any other Massachusetts bank, and is one of the largest servicers of mortgages in New England. Salem Five Financial offers financial and retirement planning, portfolio review and money management with a focus on retirement income. Salem Five Insurance provides personal and commercial insurance.  Investment and Insurance products sold through Salem Five Financial or Salem Five Insurance are not FDIC insured, not bank guaranteed, may lose value, are not a deposit and not insured by any federal government agency.

About Georgetown Bancorp, Inc.

Georgetown Bancorp, Inc. is the holding company for Georgetown Bank. Georgetown Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, as well as Stratham, New Hampshire, is committed to making a positive difference in the markets we serve. Our highest priority is to provide exceptional personal service, act with high ethical standards and in the best interest of our customers, employees, shareholders and business partners.  We strive to help each of our customers achieve their unique financial goals through a competitive array of financial products and services. To learn more about Georgetown Bank, visit www.georgetownbank.com or call 978-352-8600.

Forward-looking statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements include statements regarding the anticipated closing date of the transaction and anticipated future results.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Georgetown Bancorp, Inc. and Salem Five Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Georgetown Bancorp, Inc. and Salem Five Bancorp are engaged, changes in the securities markets and other risks and uncertainties.

Persons seeking additional information regarding Georgetown Bancorp, Salem Five Bancorp or the transaction may wish to visit the websites of each institution:

Georgetown Bancorp, Inc. - http://www.georgetownbank.com/

Salem Five Bancorp - https://www.salemfive.com/